As filed with the Securities and Exchange Commission on December 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Rezolve AI plc

(Exact name of registrant as specified in its charter)

United Kingdom	7370	Not applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rezolve AI Limited Long Term Incentive Plan

(Full titles of the plans)

21 Sackville Street

London, W1S 3DN

United Kingdom

Telephone: +44 204 625 9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10016

Telephone: +1 (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerry Williams

Penny Minna

DLA Piper LLP (US)

1201 W Peachtree St NE #2800

Atlanta, GA 30309

(404) 736-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”,

“accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Rezolve AI plc (the “Company” and the “Registrant”) for the purpose of registering 16,775,137 additional ordinary shares of the Company, nominal value of £0.0001 per share, issuable under the Rezolve AI Limited Long Term Incentive Plan, as amended and restated. This Registration Statement relates to securities of the same class as those that were previously registered by the registrant on Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 7, 2025 (File No. 333-284174).

Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference into this Registration Statement:

(i)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 24, 2025;

(ii)

The Registrant’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on October 1, 2025, October 6, 2025, October 10, 2025, October 22, 2025, December 1, 2025, December 5, 2025 and December 15, 2025; and

(iii)

The description of the Registrant’s Ordinary Shares which is contained in a registration statement on Form 8-A filed on August 15, 2024 (File No. 001-42254) under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 of the Registrant's Shell Company Report on Form 20-F, filed with the SEC on August 22, 2024).

5.1*	Opinion of Taylor Wessing LLP.
23.1*	Consent of Grassi & Co., CPAs, PC.
23.2*	Consent of MNP LLP.
23.3*	Consent of SingerLewak LLP.
23.4*	Consent of ba audit gmbh Wirtschaftsprüfungsgesellschaft
23.5*	Consent of Taylor Wessing LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of this registration statement on Form S-8).
99.1*	Rezolve AI plc Long Term Incentive Plan, effective as of August 15, 2024 and amended on December 12, 2025.
99.2*	Form of Deed of Grant
99.3*	Form of Award Certificate
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 19th day of December, 2025.

REZOLVE AI LIMITED

By:	/s/ Daniel Wagner
Name:	Daniel Wagner
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Wagner and Arthur Yao, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act), including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Wagner Daniel Wagner	Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2025

/s/ Arthur Yao Arthur Yao	Chief Operating and Financial Officer (Principal Financial and Accounting Officer)	December 19, 2025
December 19, 2025
/s/ Anthony Sharp
Anthony Sharp	Director	December 19, 2025

/s/ Sir David Wright
Sir David Wright	Director	December 19, 2025

/s/ Stephen Perry
Stephen Perry	Director	December 19, 2025

/s/ Derek Smith
Derek Smith	Director	December 19, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 19th day of December, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. DeVries
Colleen A. DeVries
Senior Vice-President on behalf of Cogency Global Inc.